SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2005

VIA NET.WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices)

Registrant’s telephone number, including area code:   +31 20 502 0000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On January 25, 2005, Raymond Walsh was appointed as Chief Executive Officer of VIA NET.WORKS (the “Company”), as described in our Current Report on Form 8-K, filed with the SEC on January 31, 2005.  In connection with this appointment, the Company entered into an employment agreement with Mr. Walsh on March 10, 2005, described in Item 5.02 of this report.  The employment agreement is attached as Exhibit 10.1 to this report.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 On March 10, 2005, the Company entered into an agreement with Mr. Walsh to serve as the Company’s chief executive officer and president (the “Employment Agreement”). The following summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto.  Under the Employment Agreement the Company will pay Mr. Walsh a base salary of $300,000.  He will be eligible for an annual bonus of up to 100% of his salary.  Mr. Walsh will be eligible for all benefits provided to other VIA executive employees working overseas, provided that he qualifies for such benefits.

If Mr. Walsh’s employment with the Company is terminated by the Company without cause, the Company will pay him an amount equal to twelve months of his base salary in effect at the time of his termination. If Mr. Walsh terminates his employment for any reason, he will be entitled to his base compensation through the date of termination and payment for all accrued but unused vacation through the termination date.

As described in our Current Report on Form 8-K, filed with the SEC on January 31, 2005, Mr. Walsh, who is 39 years old, has served as our Senior Vice President, Technology and Operations since June 2002.  Mr. Walsh has over 16 years of experience in international telecommunications and IT companies and has acted in senior management and operations roles.  Prior to joining VIA, Mr. Walsh served as Senior Vice President of Operations and CIO at KPNQwest from February 1999 to June 2002.

There is no pre-existing arrangement or understanding which required Mr. Walsh to be selected as Chief Executive Officer, and there are no family relationships between or among Mr. Walsh and members of his family and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.  Except for the Employment Agreement described herein, there are no transactions between the Company and Mr. Walsh requiring disclosure under this Item 5.02.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           Employment Agreement entered into as of March 10, 2005 between the Company and Raymond Walsh.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, General Counsel & Secretary

Date: March 15, 2005

Exhibit Index

10.1                           Employment agreement entered into as of March 10, 2005 between the Company and Raymond Walsh.